Exhibit 3.109

CERTIFICATE OF TRUST
OF
[Company]

FIRST:
The undersigned, Omega Healthcare Investors, Inc., whose post-office address is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, does hereby form a business trust under the general laws of the State of Maryland.

SECOND:	The name of the Business trust is [Company] (the “Trust”).

THIRD:	The purpose for which the Trust is formed is as follows: To engage in any or all lawful business for which a business trust may be organized under the general laws of the State of Maryland.

FOURTH:	The street address of the principal office of the Trust in Maryland is c/o Omega Healthcare Investors, inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

FIFTH:	The name of the resident agent of the Trust in Maryland is Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

SIXTH:	The number of trustees of the Trust shall be on (1), which number may be increased. The name of the initial trustee is: OHI Asset (PA), LLC, a Delaware limited liability company.

IN WITNESS WHEREOF, I have signed this certificate and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this business trust

SIGNATURE OF TRUSTEE:	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:
/s/ Daniel J. Booth	/s/ Daniel J. Booth
Omega Healthcare Investors, Inc.	Omega Healthcare Investors, Inc.
Daniel J. Booth, Chief Operating Officer	Daniel J. Booth & Chief Operating Officer

RETURN TO:
Mark E. Derwent Myers Nelson Dillon & Shierk, PLLC 125 Ottawa Ave., N.W., Suite 270 Grand Rapids, Michigan 49503 Telephone: (616) 233-9640 Facsimile: (616) 233-9642	CUST ID: _______________ WORK ORDER :________________ DATE: _______________ AMT. PAID:$191.00